Caterpillar Inc.
100 NE Adams Street
Peoria, Illinois 61629

POWER OF ATTORNEY

Know all by these presents, that in connection with my service as a director of Caterpillar Inc. (the "Company"), the undersigned hereby constitutes and appoints each of Christopher M. Reitz, Patrick G. Holcombe, Joni J.
Funk, Stephanie R. Underwood and Elizabeth A.
Schimmelpfennig as the undersigned's true and lawful attorneys-in-fact to:

(1) prepare, execute in the undersigned's name and in the undersigned's behalf, and submit to the U.S.
Securities and Exchange Commission (the "SEC") a From
ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, passphrases, enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), or any other rule or regulation of the SEC;
(2)  execute for and on behalf of the undersigned, in the
(3) undersigned's capacity as a director of the Company, Forms 144, 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 144, 3, 4 or 5 and timely file such forms and any amendments thereto with the SEC and any securities exchange or similar authority;
and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.

The undersigned hereby grants to each such attorney-in-fact
 full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of March 2012.




 Signature: /s/ Jon M. Huntsman, Jr.

 Name:      Jon M. Huntsman, Jr.